Exhibit 99.2

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll free 1-866-853-9884 on a Touch-Tone Phone. There is NO CHARGE to you

for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/arbx and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY

ARBINET CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF STOCKHOLDERS

FEBRUARY 25, 2011

10:00 a.m.

The undersigned hereby appoints SHAWN F. O’DONNELL and CHRISTIE A. HILL, and each or any of them, as proxies (the “Proxies”) of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorizes each of them to represent and to vote all shares of common stock, par value $0.001 per share, of Arbinet Corporation, a Delaware corporation (the “Company”), which the undersigned may be entitled to vote,

at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the Company’s headquarters located at

460 Herndon Parkway, Suite 150, Herndon, Virginia 20170 on February 25, 2011, at 10:00 a.m., Eastern Time, and at

any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The Proxies are authorized to vote as indicated herein upon the matters set forth in the Notice of Special

Meeting of Stockholders and Proxy Statement (receipt of which is hereby acknowledged).

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

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(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

ARBINET CORPORATION — SPECIAL MEETING, FEBRUARY 25, 2011

6850

PLEASE MARK VOTES

X AS IN THIS EXAMPLE

Date

Sign above

Please be sure to date and sign

this proxy card in the box below.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

S

Your vote is important!

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., February 25, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

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FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to

3 a.m., February 25, 2011:

1-866-853-9884

Vote by Internet

anytime prior to

3 a.m., February 25, 2011: go to

https://www.proxyvotenow.com/arbx

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

REVOCABLE PROXY

ARBINET CORPORATION Special Meeting of Stockholders

FEBRUARY 25, 2011

Co-holder (if any) sign above

2. Proposal to consider and vote upon a proposal to adjourn

the Special Meeting, if necessary or appropriate, to permit

the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve and adopt the merger agreement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

the approval and adoption of the merger agreement and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies.

Mark here if you plan to attend the meeting

Mark here for address change and note change

IF YOU SIGN YOUR PROXY CARD WITHOUT INDICATING YOUR VOTE, YOUR SHARES WILL

BE VOTED “FOR” THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND

“FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE,

TO PERMIT THE SOLICITATION OF ADDITIONAL PROXIES.

THE PERSON(S) SIGNING THIS PROXY HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN

Note: Please sign exactly as your name appears on this Proxy.

If signing for estates, trusts, corporations or partnerships,

title or capacity should be stated.

If shares are held jointly, each holder should sign.

For Against Abstain

FOR AGAINST ABSTAIN

1. Proposal to consider and vote upon a proposal to

approve and adopt the Agreement and Plan of Merger,

dated as of November 10, 2010, as amended by Amendment No. 1 thereto,

dated December 14, 2010, by and among Primus Telecommunications Group,

Incorporated, PTG Investments, Inc., a wholly owned subsidiary of Primus,

and Arbinet, as it may be amended from time to time.: